Exhibit 10.24

EXECUTION VERSION

AMENDMENT NO. 1

TO THE

THE HOWARD HUGHES CORPORATION

WARRANT PURCHASE AGREEMENT

THE HOWARD HUGHES CORPORATION, a Delaware corporation (the “Corporation”), and David R. Weinreb (“Purchaser”) hereby enter into this amendment (this “Amendment”) to amend the Warrant Purchase Agreement between the Corporation and Purchaser, dated as of November 22, 2010 (the “Agreement”), as set forth herein. This Amendment will be effective as of August 23, 2011 (the “Effective Date”). Except as specifically amended hereby, the Agreement will remain unchanged, and as amended herein, will continue in full force and effect.

1.	The first sentence of Section 6 of the Agreement is hereby amended and restated as follows:

“This Warrant may be assigned in whole or in part during your lifetime as a gift to one or more members of your Immediate Family or to a trust in which you and/or one or more such family members hold more than 50% of the beneficial interest.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer as of the Effective Date.

THE HOWARD HUGHES CORPORATION

By:	/s/ Gary Krow
Gary Krow,
Chairman of the Compensation Committee

ACKNOWLEDGED AND AGREED:

/s/ David R. Weinreb
David R. Weinreb